Exhibit 10.1

EXECUTION VERSION

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (the “Agreement”) is made and entered into on this 29th day of June, 2016, by and among (a) Triangle USA Petroleum Corporation (“TUSA”), Ranger Fabrication, LLC (“Ranger”), and their respective subsidiaries signatory hereto (collectively, the “Companies”); and (b) each of the undersigned noteholders (the “Participating Noteholders”) under that certain Indenture (as amended, supplemented, or otherwise modified from time to time, the “TUSA Notes Indenture”) dated as of July 18, 2014, among TUSA, the subsidiary guarantors named on the signature pages thereto, and Wilmington Trust, National Association as trustee (in such capacity, and any successor thereto, the “Indenture Trustee”). Each of the parties referred to in clauses (a) through (b) above is referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Companies have determined that a restructuring (the “Restructuring”) of, among other things, the TUSA Notes and certain other obligations of, and existing equity interests in, the Companies is necessary and would be in the best interests of the Companies and their stakeholders;

WHEREAS, as of the date of this Agreement, the Companies are obligated to, among other parties, the Holders (as such term is defined in the TUSA Notes Indenture, the “TUSA Noteholders”) of the TUSA Notes under the TUSA Notes Indenture in the aggregate principal amount of approximately $380,799,000;

WHEREAS, the Companies believe that prompt consummation of a Restructuring in accordance with the terms of this Agreement and the terms of the term sheet attached as Exhibit A hereto (the “Term Sheet”) is in the best interests of the Companies’ stakeholders (including creditors and other parties in interest);

WHEREAS, the Parties desire to consummate the Restructuring in accordance with the terms of this Agreement and the terms of the Term Sheet;

WHEREAS, the Restructuring will be effected through the commencement of chapter 11 bankruptcy cases for the Companies in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Parties desire to work together to complete the negotiation of the terms of the documents necessary to confirm and consummate a chapter 11 plan of reorganization for the Companies consistent with this Agreement and the Term Sheet; and

WHEREAS, this Agreement is not intended to be and shall not be deemed to be a solicitation for acceptances of any chapter 11 plan.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1.Definitions and Interpretation.

(a)The following terms used in this Agreement shall have the following definitions:

“Agreement” has the meaning set forth in the preamble hereof. For the avoidance of doubt, the Agreement includes the Term Sheet.

“Alternative Transaction” means (a) a plan of reorganization or other financial or corporate restructuring of the Companies on terms materially different than those set forth in the Term Sheet; (b) the sale or disposition of  the Companies’ assets (other than a sale of de minimis or non-core assets); (c) a merger, consolidation, business combination, liquidation, or recapitalization of the Companies; or (d) any similar transaction involving the Companies on terms materially different than those set forth in the Term Sheet, including, for the avoidance of doubt, any transaction accomplished through a transaction involving a debt restructuring of TPC’s funded indebtedness.

“Approved Parties” has the meaning set forth in Section 6.

“Backstop” means a commitment of the Backstop Parties to backstop the New Money Rights Offering, as set forth in the Term Sheet, subject to definitive documentation and acceptable to the Participating Noteholders in their sole and absolute discretion. The terms of the Backstop shall be negotiated in good faith among the Companies and the Backstop Parties, and which, if accepted by the Companies and the Participating Noteholders, shall be appended to, and made part of, this Agreement.

“Backstop Party” means a Participating Noteholder that has agreed to backstop the New Money Rights Offering.

“Bankruptcy Cases” means proceedings under chapter 11 of the Bankruptcy Code for the Companies.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

“Bankruptcy Court” has the meaning set forth in the recitals hereof.

“Business Day” means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Caliber” means Caliber Midstream Partners, L.P., together with its direct and indirect controlled subsidiaries and affiliates.

“Caliber Investor” means the holder of the majority of limited partnership interests in Caliber.

“Caliber Rejection Damages Claim” has the meaning ascribed to it in the Term Sheet.

“Companies” has the meaning set forth in the preamble hereof.

“Company Termination Event” means any event specified in Section 10(c) hereof.

“Confidential Information” has that meaning set forth in each applicable NDA between a Participating Noteholder and the Companies.

“Debtors” means the Companies as they may be operating under chapter 11 of the Bankruptcy Code.

“Disclosure Statement” means a disclosure statement with respect to the Plan consistent with the requirements of section 1125 of the Bankruptcy Code.

“Effective Date” means the date on which the Plan is substantially consummated.

“Indenture Trustee” has the meaning set forth in the preamble hereof.

“Joinder” has the meaning set forth in Section 7 hereof.

“Milestones” means the respective dates set forth in Sections 10(a)(i)—(vii) and (xvi) of this Agreement.

“MIP” means a management incentive plan for the management of reorganized TUSA that provides for compensation comprised of cash and securities. The terms of the MIP shall be negotiated in good faith among the Companies and the Participating Noteholders and shall be set forth in a term sheet, which, once accepted by the Companies and the Participating Noteholders shall be appended to, and made part of, this Agreement or the Plan.

“NDA” means a non-disclosure agreement, confidentiality agreement, or other agreement of similar import.

“New Money Rights Offering” means a rights offering under the Plan, to be set forth in the Backstop.

“New Revolving Credit Facility” means a new first-priority, reserve-based credit facility for reorganized TUSA, as set forth in the Term Sheet.

“New TUSA Board” means the board of directors of reorganized TUSA.

“Noteholder Termination Event” means any event specified in Section 10(a) hereof.

“Participating Noteholders” has the meaning set forth in the preamble hereof.

“Parties” has the meaning set forth in the preamble hereof.

“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” means the date on which the Companies commence the Bankruptcy Cases.

“Plan” means a prearranged chapter 11 plan of reorganization that implements the Restructuring.

“Plan Documents” means the Plan and Disclosure Statement and all exhibits, schedules, and other documents ancillary thereto, all of which shall be consistent in all material respects with this Agreement. For the avoidance of doubt, “Plan Documents” shall include but not be limited to the organizational documents for the reorganized TUSA Companies and definitive documentation for the New Money Rights Offering, the Backstop, and the MIP.

“Qualifying Marketmaker” means any Person that holds itself out to the public or to applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers TUSA Notes in its capacity as a broker-dealer or market maker for such TUSA Notes and is in fact regularly in the business of making a market in such TUSA Notes.

“Rejection Order” has the meaning set forth in Section 10 hereof.

“Required Participating Noteholders” means as of any date of determination, Participating Noteholders holding at least two-thirds of the aggregate principal amount of the TUSA Notes then outstanding and representing more than one-half of the Participating Noteholders holding TUSA Notes.

“Ranger” has the meaning set forth in the preamble hereof.

“Ranger Companies” means, collectively, Ranger, Ranger Fabrication Management Holdings, LLC, and Ranger Fabrication Management, LLC.

“Ranger Distribution” means a cash distribution to general unsecured creditors of the Ranger Companies under the Plan in an amount to be agreed upon among the Companies and the Required Participating Noteholders.

“Rejection Order” has the meaning set forth in Section 10 hereof.

“Restructuring” means the transactions contemplated by this Agreement.

“Solicitation” means the Companies’ formal request for acceptances of the Plan, consistent with section 1125 and 1126 of the Bankruptcy Code, rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure, and applicable non-bankruptcy law. The Solicitation may be conducted before or after the Petition Date, as determined by the Companies in consultation with the Participating Noteholders.

“Specified Caliber Contracts” means (a) that certain Amended and Restated Midstream Services Agreement (Crude Oil) dated September 12, 2013, by and between Caliber North Dakota LLC and TUSA; (b) that certain Amended and Restated Midstream Services Agreement dated September 12, 2013, by and between Caliber North Dakota LLC and TUSA; (c) that certain Gathering Services Agreement (LACT Units) dated September 12, 2013 by and between Caliber Measurement Services LLC and TUSA; (d) to that certain Gathering Services Agreement (LACT Units) dated September 12, 2013 by and between Caliber Measurement Services LLC and TUSA; (e) that certain NGL Handling Agreement dated June 16, 2015 by and between Caliber North Dakota LLC and TUSA; (f) that certain Fresh Water Sales Agreement dated May 13, 2014 by and between Caliber Midstream Fresh Water Partners LLC and TUSA; and (g) that certain Revenue Commitment Agreement dated as of September 12, 2013 by and between Caliber North Dakota and TUSA; provided,  however, that the Companies may add or remove midstream services agreements from the foregoing list in their reasonable discretion.

“Termination Event” means a Company Termination Event or a Noteholder Termination Event, as applicable.

“Term Sheet” has the meaning set forth in the recitals hereof and includes all exhibits thereto.

“Transfer” means any assignment, sale, transfer, or acquisition of any TUSA Notes.

“TPC” means Triangle Petroleum Corporation.

“TPC Noteholder” means NGP Triangle Holdings, LLC, as purchaser and holder of that certain 5.0% Convertible Promissory Note made by TPC on July 31, 2012.

“Triangle” means TPC and its direct and indirect controlled affiliates and subsidiaries, including the TUSA Companies and the Ranger Companies.

“TUSA” has the meaning set forth in the preamble hereof.

“TUSA Companies” means, collectively, TUSA, Foxtrot Resources LLC, and Leaf Minerals, LLC.

“TUSA Notes” means the 6.75% Senior Notes due 2022 issued under the TUSA Notes Indenture.

“TUSA Noteholders” has the meaning set forth in the preamble hereof.

“TUSA Notes Indenture” has the meaning set forth in the preamble hereof.

“TUSA RBL” means the first-priority reserve-based credit facility, in the outstanding principal amount of approximately $305,814,686 as of the date hereof (exclusive of letter of credit exposure), pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 24, 2014, among TUSA, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the several lenders from time to time party thereto.

“Withdrawing Noteholder” has the meaning set forth in Section 14 hereof.

(b)Other Interpretive Provisions. The word “include” and its various forms shall be read as if followed by the phrase “without limitation”. “Will” and “shall” have the same meaning. Where appropriate in context, terms used in this Agreement shall include both the singular and the plural. Headings are for convenience only and shall not affect the interpretation of this Agreement. References to other agreements herein are references to such agreements as amended, supplemented, or otherwise modified from time to time.

Section 2.The Restructuring; Incorporation of the Term Sheet. The Restructuring will be accomplished pursuant to a Plan consistent with the Term Sheet. The Term Sheet is incorporated herein by reference and is made part of this Agreement. If the terms as set forth in the Plan and this Agreement are inconsistent, the terms of the Plan shall govern, provided that nothing in this Agreement shall be deemed to obligate any Participating Noteholder from being bound to support any Plan that is materially inconsistent with the Term Sheet or this Agreement.

Section 3.Implementation of the Restructuring.

(a)Following the execution of this Agreement, the Participating Noteholders and the Companies shall continue to negotiate in good faith the additional terms of the Plan Documents, which shall be consistent in all material respects with this Agreement and the Term Sheet and shall be in form and substance acceptable to the Participating Noteholders and the Companies. The Companies will effectuate the Restructuring by commencing the Bankruptcy Cases and Soliciting acceptances, and seeking confirmation, of the Plan.

(b)This Agreement is not and shall not be deemed to be a solicitation of acceptances of the Plan. The acceptances of the Participating Noteholders will not be solicited until after the forms of the Plan and Disclosure Statement have been agreed to by the Companies and the Participating Noteholders, and such Solicitation shall occur in accordance with the applicable provisions of the Bankruptcy Code and applicable non-bankruptcy law.

Section 4.Consultation and Cooperation. The Companies and the Participating Noteholders agree to reasonably consult and cooperate with each other in connection with any material analyses, appearances, presentations, briefs, filings, arguments, or proposals made or submitted by any such Party to the Bankruptcy Court or parties in interest in the Bankruptcy Cases or in connection with the Restructuring. The Companies and the Participating Noteholders agree to consult with each other reasonably in advance of any public disclosure regarding the terms of the Plan prior to the filing thereof except (a) with respect to any disclosures made, and to the extent of any such disclosures, in filing in, or in hearings with respect to, the Bankruptcy Cases, or (b) to the extent necessary to comply with the Parties’ obligations under applicable law or regulation.

Section 5.Effectiveness. This Agreement shall only become effective on the day on which counterparts of this Agreement have been duly executed by, and exchanged among, each of the Companies and holders of TUSA Notes constituting Required Participating Noteholders, provided that that this Agreement shall not be binding on or enforceable against any Party, and no Party shall have any rights or obligations under this Agreement, and this Agreement shall be null and void, if it has not been executed by holders of TUSA Notes constituting Required Participating Noteholders on or before the Petition Date.

Section 6.Agreements of the Companies. Subject to the terms and conditions hereof, and for so long as no Company Termination Event shall have occurred, and except as the Required Participating Noteholders may expressly release the Companies in writing from any of the following obligations:

(a)Subject to the terms and conditions of Section 22, the Companies shall provide to the Participating Noteholders or their professional advisors such information and due diligence materials as the Participating Noteholders reasonably request to evaluate the transactions contemplated by this Agreement, and shall cause their management and advisors to meet with the Participating Noteholders and their professional advisors at reasonable times upon request of the Participating Noteholders, including, on an advisors’ eyes only basis, information required to be provided to the administrative agent under the TUSA RBL pursuant to paragraph 3(f) of the interim cash collateral order.

(b)The Companies agree (i) to prepare the Plan Documents, (ii) to provide draft copies of the Plan Documents and material “first-day” motions to the Participating Noteholders or their professional advisors within a reasonable amount of time prior to the launch of the Solicitation, the Petition Date, or the date the Companies plan to file such documents with the Bankruptcy Court, as applicable, and (iii) that they shall, except in circumstances where it is not reasonably practicable or prudent to do so, provide draft copies of all other material motions, applications, and other documents the Companies intend to file with the Bankruptcy Court to counsel for the Participating Noteholders reasonably in advance of filing such documents with the Bankruptcy Court, and shall consult in good faith with the Participating Noteholders and their counsel regarding the form and substance of any such proposed filings.

(c)The Companies agree to use commercially reasonable efforts to (i) complete the Restructuring under the Plan Documents; (ii) take all reasonably necessary and appropriate actions in furtherance of the Restructuring and all other actions contemplated under this Agreement, the Term Sheet, or the Plan Documents; and (iii) not take any actions inconsistent with this Agreement, the Term Sheet, or the Plan Documents.

(d)The Companies shall (i) prior to the Petition Date, fund a retainer of $200,000 to fund the reasonable, actual, and documented fees and expenses to be incurred by the Participating Noteholders in connection with this Agreement and the transactions contemplated thereby from the Petition Date through the date of entry of the Assumption Order by the Bankruptcy Court; (ii) prior to the Petition Date, pay in the ordinary course in full such reasonable, actual, and documented fees and expenses; and (iii) as long as this Agreement remains in effect, continue to promptly pay the reasonable, actual, and documented fees and expenses of the Participating Noteholders from and after the commencement (and through the conclusion) of the Bankruptcy Cases and through the earlier of (A) the termination of this Agreement, however caused, and (B) the Effective Date; provided,  however, that that the Companies’ obligation pursuant to this Section 6(d) shall be limited to one financial advisor; one primary counsel; one local counsel for Delaware; and, with the consent of the Companies, not to be unreasonably withheld, one additional counsel for each relevant jurisdiction (other than Delaware) and legal specialty.

(e)The Plan shall include comprehensive indemnification and mutual release provisions, as set forth in Section 8 hereof.

(f)The Companies shall file, within one Business Day of the Petition Date, a motion seeking entry of an order authorizing the TUSA Companies to use cash collateral, which motion shall be in form and substance reasonably acceptable to the Participating Noteholders. The Companies shall use commercially reasonable efforts to obtain entry of an interim cash collateral order as soon as possible, but in no event later than five Business Days after the Petition Date.

(g)The Companies will use commercially reasonable efforts to finalize the drafting of the Backstop, the Plan, Disclosure Statement, and related documents, as soon as reasonable practicable, but in no event later than the dates “Milestones”, and to take all such actions as may be necessary or appropriate to obtain confirmation of the Plan.

(h)The Companies shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Plan at the earliest date practicable.

(i)The Companies shall not, directly or indirectly seek, solicit, support, pursue, propose, negotiate, or encourage the solicitation, pursuit, proposal, support, or negotiation of any Alternative Transaction or plan of reorganization that is inconsistent with the Plan; provided,  however, that notwithstanding anything set forth herein, it is understood and agreed that the Companies and the Participating Noteholders shall be entitled to entertain discussions with the TPC Noteholder, Caliber, and the Caliber Investor (together, the “Approved Parties”), concerning the Approved Parties’ interest in participating in the Plan or amendments to the Plan; provided further,  however, that (i) the Companies shall provide reasonable and detailed updates to the Participating Noteholders on the status of such discussions to the extent such discussions occur between the Companies and any Approved Party; (ii) the Participating Noteholders shall be entitled to participate in such discussions; (iii) any amendments to the Plan that arise out of such discussions shall be reasonably acceptable to the Required Participating Noteholders (subject, for the avoidance of doubt, to the rights of each Participating Noteholder under Section 14); and (iv) in the event the Participating Noteholders reasonably conclude that such discussions are not in the best interests of the timely pursuit of consummation of the Plan (including any amendments thereto that must be acceptable to them in accordance with clause (iii) above), the Participating Noteholders may notify the Companies, at which point the Companies will immediately (A) terminate such discussions or (B) elect to exercise their rights under Section 10(e).

(j)The Companies shall not file any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with this Agreement or the Plan without the prior consent of the  Participating Noteholders.

(k)Except as otherwise contemplated  by this Agreement and the Term Sheet, from the date hereof through the Effective Date, the Companies shall use commercially reasonable efforts to (i) conduct their businesses in the ordinary course of business and preserve the material business relationships with customers, suppliers, distributors, and others with whom the Companies deal in the ordinary course of business; (ii) maintain the Companies’ assets in good working condition and repair (normal wear and tear excepted), pay expenses and  payables, and collect accounts receivable; and (iii) comply in all material respects with all laws and contracts, maintain all material permits relating to the Companies’ businesses, and  pay all applicable taxes that the Companies are required to pay (taking into account any relief pursuant to the Bankruptcy Cases).

Section 7.Agreements of the Participating Noteholders.

(a)Subject to the terms and conditions hereof, and for so long as no Noteholder Termination Event shall have occurred, and except as the Companies may expressly release the Participating Noteholders in writing from any of the following obligations, each Participating Noteholder shall:

(i)        (A) deliver its duly executed and completed ballot voting its unsecured claims in respect of the TUSA Notes in favor of the Plan on a timely basis, provided that its vote on the Plan has been properly solicited pursuant to applicable non-bankruptcy law and sections 1125 and 1126 of the Bankruptcy Code and Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure; and (B) not change or withdraw such agreement or vote (or cause or direct such agreement or vote to be changed or withdrawn);

(ii)       not object to, delay, impede, or take any other action to interfere, directly or indirectly, with the Restructuring or the Plan Documents, or propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for any of the Companies that is inconsistent with the Plan;

(iii)      not take any other action, including, without limitation, initiating or joining in any legal proceeding that is materially inconsistent with the Participating Noteholders’ obligations under this Agreement;

(iv)       authorize any actions by the Indenture Trustee necessary to implement any of the obligations of the Participating Noteholders hereunder and to effectuate the Restructuring; provided,  however, that no Participating Noteholder shall be required to offer the Indenture Trustee security or indemnity under section 7.2(h) of the TUSA Notes Indenture, even if the Indenture Trustee refuses to take such action in the absence of such security or indemnity; provided further,  however, that the Participating Noteholders shall use commercially reasonable efforts to cause the Indenture Trustee to take such actions without security or indemnity;

(v)        support, and take all reasonable actions necessary or reasonably requested by the Companies to facilitate the approval and implementation of, the New Money Rights Offering and, as to the Backstop Parties only, Backstop the New Money Rights Offering as provided in this

Agreement and the definitive documentation related thereto; provided,  however, that nothing in this Agreement or the Term Sheet shall constitute an offer or a legally binding obligation or commitment by any of the Participating Noteholders to (A) buy any of the securities referred to in the Plan Support Agreement or Term Sheet and/or (B) lend funds to the Companies or any other party, or otherwise participate in the Rights Offering or Backstop.

(b)Each Participating Noteholder hereby agrees on behalf of itself and its controlled affiliates (other than an affiliate acting solely in its capacity as a Qualifying Marketmaker) that, from delivery of its signature page until the termination of this Agreement, it shall not (and shall cause its controlled affiliates not to) Transfer any or all of its TUSA Notes unless (i) the transferee is a Participating Noteholder or (ii) simultaneously with such Transfer, the transferee delivers to the Parties to this Agreement an executed joinder substantially in the form attached hereto as Exhibit B (a “Joinder”), whereby such transferee agrees in writing to be bound by the terms of this Agreement, in which case such transferee shall be deemed to be a Participating Noteholder for all purposes herein from and after the date on which such Joinder is executed. Any Transfer of the TUSA Notes that does not comply with the foregoing shall be deemed void ab initio.

(c)Nothing in this Agreement shall be deemed to limit or restrict the ability or right of a Participating Noteholder or any controlled affiliate thereof to purchase or take assignment of any additional TUSA Notes; provided,  however, that, in the event a Participating Noteholder or any controlled affiliate thereof purchases or takes assignment of any such additional TUSA Notes after the effective date of this Agreement, such additional TUSA Notes shall immediately upon such acquisition become subject to the terms of this Agreement without any further action being required (or, in the case of a purchase by a controlled affiliate of a Participating Noteholder (other than an affiliate acting solely in its capacity as a Qualifying Marketmaker) by such Participating Noteholder, as applicable, shall cause its controlled affiliate to become subject to the terms of this Agreement in connection with such TUSA Notes).

Section 8.Releases and Indemnification. To the fullest extent permitted by applicable law, the Plan Documents, as applicable, shall provide for comprehensive indemnification and mutual release provisions from and for the benefit of the Companies, the Participating Noteholders, the Backstop Parties and the Indenture Trustee, and all individuals serving, or who have served, as a manager, director, managing member, officer, partner, shareholder, or employee of any of the foregoing, and the attorneys and other advisors to each of the foregoing.

Section 9.Representations and Warranties.

(a)Each Participating Noteholder represents and warrants, severally and not jointly, as of the date hereof, that:

(i)        such Participating Noteholder is the legal owner, beneficial owner, or holder of investment and voting authority over the aggregate principal amount of TUSA Notes set forth below its name on the signature pages hereto; and

(ii)       such Participating Noteholder (A) is a sophisticated investor with respect to the transactions described in this Agreement with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities (including any securities that may be issued in connection with the transactions contemplated by the Plan), in making an informed decision with respect thereto and has made its own analysis and decision to enter into this Agreement and (B) is an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933, as amended; and

(b)Each Party represents and warrants, severally and not jointly, to the other Parties that the following statements, as applicable, are true, correct, and complete as of the date hereof:

(i)        it has all requisite, individual, corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder;

(ii)       to the extent applicable, it is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iii)      to the extent applicable, the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership, or limited liability company action on its part;

(iv)       subject to obtaining each of the approvals and consents set forth in Section 9(b)(v), the execution, delivery, and performance of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, except to the extent the failure to comply therewith could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder; (B) to the extent applicable, violate its articles or certificate of incorporation, bylaws, or other organizational documents, except as contemplated in the Plan Documents; or (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation to which it or any of its subsidiaries is a party, except to the extent such contractual obligation relates to the TUSA Notes Indenture or related documents or the filing of a case under the Bankruptcy Code or insolvency of the Companies;

(v)        the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body, except such filings, approvals, and consents as (A) may be necessary or required under antitrust laws, federal securities, or energy laws or regulations or (B) may be necessary or required in connection with the commencement of the Bankruptcy Cases, the approval of the Disclosure Statement, and the confirmation of the Plan; and

(vi)        subject to the provision of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

Section 10.Termination.

(a)Termination by the Noteholders. This Agreement may be terminated following the occurrence of each of the following events (each, a “Noteholder Termination Event”) by the Required Participating Noteholders delivering written notice of the occurrence of such event to the Companies (and the Companies shall promptly notify all other Parties thereof), provided that (x) upon a Noteholder Termination Event, under Section 10(a)(i) or (vi), this Agreement shall terminate immediately upon written notice thereof; and (y) upon any other Noteholder Termination Event, this Agreement shall terminate three Business Days after written notice to the Company thereof and of the intent to terminate this Agreement and the breach or other matter giving rise to the right to so terminate this Agreement shall not have been cured during the three Business Day period after receipt of such notice

(i)        If the Petition Date shall have not occurred on or before June 30, 2016;

(ii)       If an order by the Bankruptcy Court (in form and substance reasonably satisfactory to the Required Participating Noteholders) approving the assumption of this Agreement and the Companies’ obligations thereunder (“Assumption Order”), including the obligation to pay the reasonable, actual, and documented fees and expenses of the Participating Noteholders as set forth herein, has not been entered by the Bankruptcy Court on or before August 15, 2016;

(iii)      If the Companies and the Backstop Parties have not executed definitive documentation with respect to the Backstop within 45 days of the later of (A) entry of an order by the Bankruptcy Court (the “Rejection Order”) authorizing TUSA to reject the Specified Caliber Contracts under section 365 of the Bankruptcy Code and (B) entry of a final, unstayed judgment or order that any “dedications” set forth in the Specified Caliber Contracts do not constitute real covenants that “run with the land” under North Dakota law;

(iv)      If a final, unstayed order approving the Backstop in form and substance satisfactory to the Participating Noteholders has not been entered by the Bankruptcy Court on or before the 30th day after the definitive Backstop documentation is executed by the applicable parties;

(v)       If the Disclosure Statement and the Plan, both in form and substance reasonably satisfactory to the Participating Noteholders, shall not have been filed by the Companies with the Bankruptcy Court on or before  November 15, 2016;

(vi)      If the Disclosure Statement is not approved at a hearing (“Disclosure Statement Hearing”) by the Bankruptcy Court on or before December 19, 2016;

(vii)     If the Plan shall not have been confirmed by the Bankruptcy Court by February 15, 2017;

(viii)    If the Plan is modified in any material manner that is not acceptable to the Required Participating Noteholders;

(ix)       If it becomes impossible to meet any of the material terms or conditions set forth in the Term Sheet, or if the Bankruptcy Court or any other court of competent jurisdiction enters an order allowing and/or estimating (including for voting purposes) the Caliber Rejection Damage Claim in an amount that exceeds one-third of the sum of (a) the total outstanding TUSA Notes plus (b) general unsecured claims (including the Caliber Rejection Damages Claim) allowed and/or estimated for voting purposes under the Plan

(x)       If any of the Bankruptcy Cases of the TUSA Companies is dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

(xi)      If the Bankruptcy Court shall enter an order appointing, in respect of any of the TUSA Companies, (A) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (B) a responsible officer, or (C) an examiner with enlarged powers relating to the operation of the business (beyond those powers set forth in subclauses (3) and (4) of Bankruptcy Code section 1106(a)) under Bankruptcy Code section 1106(b); provided,  however, that the appointment of any of the parties identified in the immediately preceding clauses (A) through (C) shall not result in a Termination Event enforceable by any Party hereto that requested or supported such appointment;

(xii)     If any court enters a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(xiii)    If the Companies withdraw the Plan or any of the Companies publicly announces its intention not to support the Plan or to support an Alternative Transaction or seek Bankruptcy Court authority to support an Alternative Transaction;

(xiv)     If the orders of the Bankruptcy Court approving the Disclosure Statement or confirming the Plan are stayed, reversed, vacated, or otherwise modified in a material and adverse manner for greater than seven days after the Effective Date;

(xv)      Upon any material breach of any provision of this Agreement by any of the Companies, regardless of whether such breach is mandated or justified by such Company’s fiduciary duties;

(xvi)     If the Effective Date of the Plan does not occur on or before March 15, 2017;

(xvii)   Termination of the Companies’ authority to use cash collateral pursuant to section 363 of the Bankruptcy Code for a period greater than 3 days; and

(xviii)   If the Companies agree to modify or execute (or seek Bankruptcy Court authority to modify or execute) any material contract, including any contract with Caliber, and such modification or contract is not acceptable to the Required Participating Noteholders.

(b)The Companies shall waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder for purposes of providing notice of termination pursuant to this Section 10, and agree not to object to any non-breaching Party seeking, if necessary, to lift the automatic stay in connection with the giving of any such notice of a Noteholder Termination Event. This waiver and agreement shall be memorialized in the Assumption Order.

(c)Termination by the Companies. This Agreement may be terminated by the Companies following the occurrence of any of the following events (each a “Company Termination Event”) by delivering written notice of the occurrence of such an event to the Parties, provided that upon a Company Termination Event under subsection 10(c)(i) of this Agreement, this Agreement shall terminate immediately and upon any other Company Termination Event, this Agreement shall terminate three Business Days after written notice to the Parties thereof and of the intent to terminate this Agreement and the breach or other matter giving rise to the right to so terminate this Agreement shall not have been cured during the three Business Day period after receipt of such notice.

(i)        If any of the Bankruptcy Cases of the TUSA Companies is dismissed or converted to a case under chapter 7 of the Bankruptcy Code’ or

(ii)       If any court enters a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(iii)      If any of the events set forth in clauses (ii),  (iii),  (iv),  (vi),  (viii),  (ix),  (x),  (xiv), or (xvi) of Section 10(a) occur, despite the Companies’ commercially reasonable efforts to prevent the occurrence of such event; and

(iv)       In the event that one or more Participating Noteholders materially breach this Agreement, such that the non-breaching

Participating Noteholders at such time do not constitute Required Participating Noteholders.

(d)If it has not already terminated, the Agreement shall terminate immediately upon the Effective Date of the Plan.

(e)Notwithstanding anything to the contrary in this Agreement, (i) nothing herein requires Companies or their respective boards of directors to breach any fiduciary obligations they have under applicable law; (ii) the Companies and their boards of directors shall be entitled to consider any unsolicited offer or unsolicited proposal concerning an Alternative Transaction and engage in limited discussions with the counterparty advancing such unsolicited proposal for the sole purpose of determining whether such unsolicited proposal constitutes a bona fide proposal, provided that the Companies provide the Participating Noteholders with a copy of such unsolicited proposal within one Business Day of their receipt thereof; and (iii)  in the event the Companies, the Debtors, or their boards of directors reasonably determine, consistent with their fiduciary obligations and in consultation with their legal advisors, that the conditions to the Plan cannot be satisfied, or determine that an Alternative Transaction would maximize the value of their estates, they may terminate this Agreement without incurring any liability to any party under this Agreement. In the event that the Company, the Debtors, or their boards of directors terminate this Agreement pursuant to this preceding sentence, the Company shall provide five days written notice to the Participating Noteholders.

(f)Upon a termination of this Agreement no Party shall have any continuing liability or obligation to any other Party hereunder, and the provisions of this Agreement shall have no further force or effect, except for the provisions in Section 11,  12, and 14(b) through 24, each of which shall survive termination of this Agreement; provided,  however, that no such termination shall relieve any Party hereto from liability for its breach or non-performance of its obligations hereunder as of the date of such termination, and the rights of any non-breaching or performing Party hereto as it relates to such breach or non-performance by any other Party hereto shall be preserved in the event of the occurrence of such breach or non-performance.

(g)In addition to the Participating Noteholder Termination Events and the Company Termination Events, this Agreement shall be terminable immediately upon written agreement of the Company and the Participating Noteholders constituting the Required Participating Noteholders.

Section 11.No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto, and no other Person shall be a third-party beneficiary hereof.

Section 12.Entire Agreement. As of the date this Agreement becomes effective, this Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 13.Amendment or Waiver.

(a)This Agreement may not be modified, altered, amended, waived, or supplemented except by an agreement in writing signed by each of the Companies and the Required Participating Noteholders. Notwithstanding the foregoing, this Section 13(a) and Section 14 may not be modified, altered, or amended except in writing signed by each of the Companies and each of the Participating Noteholders.

(b)Each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement as reasonably necessary and appropriate to consummate the Plan. Such agreement shall not be deemed to prejudice or limit in any way any Party’s rights under Section 14 of this Agreement.

(c)No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

Section 14.Withdrawal.

(a)A Participating Noteholder shall be entitled, upon three Business Days’ prior written notice to the other Parties, to withdraw its participation in this Agreement (a “Withdrawing Noteholder”) following the (i) amendment or modification of this Agreement or the Term Sheet or (ii) adoption of a provision in the Plan or the Plan Documents that is, in each case, inconsistent with this Agreement and material to such Withdrawing Noteholder.

(b)Upon the withdrawal of participation in this Agreement by such Withdrawing Noteholder in accordance with this Section 14, such Withdrawing Noteholder shall have no continuing liability or obligation to any other Party hereunder and no other Party hereunder shall have any continuing liability or obligation to such Withdrawing Noteholder hereunder; provided,  however, that no such withdrawal by a Withdrawing Noteholder shall relieve any Party hereto (including such Withdrawing Noteholder) from liability for its breach or non-performance of its obligations hereunder prior to the date of such withdrawal.

Section 15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity, and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401. Each Party hereby irrevocably submits to the jurisdiction of any state court or federal court located in New York County, New York in respect of any suit, action, or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each Party irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction. Notwithstanding the foregoing consent to New York jurisdiction, if the Bankruptcy Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

Section 16.Remedies. Each Party recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that, in the event of any such breach, such other Parties shall be entitled to a remedy of specific performance of such covenants and agreements, including, without limitation, the covenant and agreement to vote in favor of the Plan, and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, in law or in equity. For the avoidance of doubt, the waiver or non-exercise of (x) the Noteholder Termination Event set forth in Section 10(a)(xv) by the Required Participating Noteholders or (y) the Company Termination Event set forth in Section 10(c)(iv) shall not constitute a waiver of the breach underlying such Noteholder Termination Event or Company Termination Event, as applicable, unless expressly indicated by the non-breaching Party in writing.

Section 17.Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts and by facsimile or PDF transmission, with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

Section 18.No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties made in accordance herewith, nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against any of the Parties (or their respective affiliates or subsidiaries) or its full participation in the Bankruptcy Cases. If the transactions contemplated by this Agreement or in the Plan are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all rights.

Section 19.Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 20.Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof, but shall not supersede the Plan Documents.

Section 21.Several Not Joint. Except as otherwise expressly provided in this Agreement, the agreements, representations, and obligations of the Parties under this Agreement are several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party. Failure by a Party to perform its obligations under the Agreement shall not affect the obligations of any other Party under this Agreement, except as otherwise expressly set forth herein.

Section 22.Confidentiality.

(a)Unless otherwise required by applicable law (including in connection with seeking to obtain any shareholder approval of the Restructuring or in connection with any litigation concerning the Restructuring), each Party agrees and acknowledges that, prior to the Petition Date, it will not disclose to any Person the content or any term or provision of this Agreement, other than to the representatives of each such Party or to another Participating Noteholder, unless, in connection with the transactions contemplated hereby, such Person agrees first to be bound by this confidentiality provision. Notwithstanding the foregoing, each Party agrees to permit disclosure of this Agreement and its contents in the Plan Documents and any filings by the Companies with the Bankruptcy Court regarding this Agreement.

(b)Any NDA between any Participating Noteholder and any of the Companies shall remain in full force and effect notwithstanding the execution of this Agreement, including but not limited to any obligation of the Companies to “cleanse” material non-public information.

(c)Each Participating Noteholder that is not otherwise subject to an NDA with the Companies agrees and acknowledges, that, unless otherwise required by or pursuant to applicable law or a regulatory authority, it will not disclose to any Person any terms or provisions of this Agreement or any Confidential Information provided to such Participating Noteholder pursuant to this Agreement other than to the representatives of each such Participating Noteholder, in each case, in connection with the transactions contemplated hereby and subject to their agreement to be bound by this confidentiality provision.

Section 23.Consideration. The Parties acknowledge that, other than the agreements, covenants, representations, and warranties set forth herein and to be included in the Plan Documents, no consideration shall be due or paid to the Participating Noteholders in exchange for their obligations in this Agreement.

Section 24.Notice. Any notices or other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by email or on receipt after dispatch by registered or certified mail, postage prepaid, or on the next Business Day if transmitted by national overnight courier, addressed in each case as follows:

(a)If to the Companies:

Triangle USA Petroleum Corporation

1200 17th Street

Suite 2500

Denver, Colorado 80202

agarber@trianglepetroleum.com

Attention:Ashley Garber

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Suite 2700

Chicago, Illinois 60606

george.panagakis@skadden.com

ron.meisler@skadden.com

Attention:George N. Panagakis;

Ron E. Meisler

and

525 University Avenue

Palo Alto, California 94301

leif.king@skadden.com

Attention:Leif King

(b)If to a Participating Noteholder, to the address for such Participating Noteholder provided on the signature pages hereof. With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

mjwilliams@gibsondunn.com

Attention:Matthew J. Williams

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

TRIANGLE USA PETROLEUM CORPORATION

By:	/s/ Ashley Garber
	Name:	Ashley Garber
	Title:	Secretary

[Plan Support Agreement – Signature Page]

LEAF MINERALS, LLC

By:	/s/ Ashley Garber
	Name:	Ashley Garber
	Title:	Secretary

[Plan Support Agreement – Signature Page]

FOXTROT RESOURCES LLC

By:	/s/ Ashley Garber
	Name:	Ashley Garber
	Title:	Secretary

[Plan Support Agreement – Signature Page]

RANGER FABRICATION MANAGEMENT, LLC

By:	/s/ Dustin Nygard
	Name:	Dustin Nygard
	Title:	Secretary

[Plan Support Agreement – Signature Page]

RANGER FABRICATION MANAGEMENT HOLDINGS, LLC

By:	/s/ Dustin Nygard
	Name:	Dustin Nygard
	Title:	Secretary

[Plan Support Agreement – Signature Page]

RANGER FABRICATION, LLC

By:	/s/ Dustin Nygard
	Name:	Dustin Nygard
	Title:	Secretary

[Plan Support Agreement – Signature Page]

CEC II TI POOL, LP

By:	CEC Fund II GP, LLC, its general partner

By:	/s/ R. Kyle Kettler
	Name:	R. Kyle Kettler
	Title:	Managing Director

Address:
600 Travis Street, Suite 4700
Houston, Texas 77002

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EATON VANCE SENIOR FLOATING RATE TRUST

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EATON VANCE FLOATING RATE INCOME TRUST

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EATON VANCE TRUST COMPANY CIT FOR EMPLOYEE BENEFIT PLANS-HIGH YIELD FUND

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EVTC CTF EATON VANCE TR CO HIGH YIELD COMMON TR FUND

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

HIGH INCOME OPPORTUNITIES PORTFOLIO

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

BOSTON INCOME PORTFOLIO

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EATON VANCE LIMITED DURATION INCOME FUND

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

COMMONWEALTH OF MASSACHUSETTS EMPLOYEES DEFERRED COMPENSATION PLAN

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

PACIFIC SELECT FUND- FLOATING RATE LOAN PORTFOLIO

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

PLYMOUTH COUNTY RETIREMENT ASSOCIATION

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

SOUTHEASTERN PENNSYLVANIA TRANSPORTATION AUTHORITY

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

EATON VANCE SENIOR INCOME TRUST

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Stephen Concannon
	Name:	Stephen Concannon
	Title:	Vice President

Address:
2 International Place
Boston, MA 02110

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

PGIM, Inc. as investment advisor to Holder ACCOUNT INFORMATION ON NEXT PAGE

By:	/s/ Ryan P. Kelly
	Name:	Ryan P. Kelly
	Title:	Vice President PGIM, Inc. as
Investment advisor to Holder

Address:

PO Box 32339
Newark N.J. 07102
Att: Corp. Action Team
Tel. (973) 802-3239 Fax. (888)316-4018

PIMFI_CORPORATE_ACTIONS@prudential.com

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

P SCM Energy HY Ltd.

By:	SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:	/s/ Justin Slatky
	Name:	Justin Slatky
	Title:	Executive Vice President

Address:

Shenkman Capital Management
461 Fifth Ave
22nd Floor
New York, NY 10017

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

The PNC Financial Services Group, Inc. Pension Plan

By:	SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:	/s/ Justin Slatky
	Name:	Justin Slatky
	Title:	Executive Vice President

Address:

Shenkman Capital Management
461 Fifth Ave
22nd Floor
New York, NY 10017

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

Shenkman Energy Opportunity Master Fund, LTD.

By:	SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:	/s/ Justin Slatky
	Name:	Justin Slatky
	Title:	Executive Vice President

Address:

Shenkman Capital Management
461 Fifth Ave
22nd Floor
New York, NY 10017

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

LONGLEAF PARTNERS SMALL-CAP FUND

By:	/s/ Andrew R. McCarroll
Southeastern Asset Management, Inc.
Its: Investment Manager
By: Andrew R. McCarroll
Title: General Counsel

Address:
c/o Southeastern Asset Management, Inc.
6410 Poplar Avenue, Suite 900
Memphis, TN 38119

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

DESERET MUTUAL BENEFIT SMALL CAP

By:	/s/ Andrew R. McCarroll
Southeastern Asset Management, Inc.
Its: Investment Manager
By: Andrew R. McCarroll
Title: General Counsel

Address:
c/o Southeastern Asset Management, Inc.
6410 Poplar Avenue, Suite 900
Memphis, TN 38119

Principal Amount of TUSA Notes Held:

[Plan Support Agreement – Signature Page]

Exhibit A

Term Sheet

(see attached)

TRIANGLE USA PETROLEUM CORPORATION

RESTRUCTURING TERM SHEET

This term sheet (this “Term Sheet”) describes certain material terms of a proposed restructuring transaction (the “Restructuring”) for Triangle USA Petroleum Corporation (“TUSA”) and TUSA’s wholly owned subsidiaries (collectively, and together with TUSA, the “Company”), subject to various approvals, further agreements, and definitive documentation.

This Term Sheet is not legally binding, is not a complete list of all material terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only. This Term Sheet shall not constitute an offer or a legally binding obligation to buy or sell, nor does it constitute a solicitation of an offer to buy or sell, any of the securities referred to herein. Furthermore, nothing herein constitutes a commitment to lend funds to the Company or any other party, or to negotiate, agree to, or otherwise participate in any plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), nor does this Term Sheet constitute a solicitation of the acceptance or rejection of any chapter 11 plan for purposes of sections 1125 and 1126 of the Bankruptcy Code. Capitalized terms used, but not otherwise defined, in this Term Sheet shall have the meanings ascribed to them in the PSA (as defined below).

This Term Sheet shall remain strictly confidential and may not be shared with any other person without the consent of the Company and the Participating Noteholders.

STAKEHOLDER TREATMENT
Summary

•The TUSA Noteholders (as defined below) shall exchange the TUSA Notes (as defined below) for 100% of the initial reorganized common stock of TUSA (the “New TUSA Common Stock”), subject to dilution as described below

•The Company and each TUSA Noteholder (as defined below) that has agreed to support a Restructuring (collectively, the “Participating Noteholders”) shall execute a plan support agreement (the  “PSA”) pursuant to which the Company and the Participating Noteholders agree to support a prearranged chapter 11 plan implementing the Restructuring (the “Plan”)

TUSA RBL

•The first-priority revolving credit facility (the “TUSA RBL”), with an estimated $308.3 million (inclusive of letters of credit) outstanding as of June 28, 2016, will be paid in full using cash on the balance sheet, proceeds of the New Revolving Credit Facility (as defined below), and the New Money Rights Offering (as defined below)

TUSA Notes

•The $381 million of TUSA 6.75% senior unsecured notes (the “TUSA Notes” and the holders thereof, the “TUSA Noteholders”) will convert into 100% of the New TUSA Common Stock, subject to dilution from the Caliber Rejection Damages Claim (as defined below), the Allowed General Unsecured Claims (as defined below) and the MIP (as defined below)

•TUSA Noteholders shall be offered the opportunity to participate, up to the total aggregate principal amount offered, in the New Money Rights Offering

OTHER TERMS OF THE RESTRUCTURING
New Money Rights Offering

•The Company will conduct a $[100] million new money rights offering (the “New Money Rights Offering”) pursuant to the Plan on terms and conditions and in a form of security to be negotiated in good faith and acceptable to the Debtors and the Required Participating Noteholders in their sole and absolute discretion.

oProceeds of the New Money Rights Offering will be used to pay down the TUSA RBL and for general corporate purposes

oInvestment rights will be offered ratably to TUSA Noteholders

oThe New Money Rights Offering will be backstopped by a commitment (the “Backstop”) from certain Participating Noteholders, subject to terms, conditions, and documentation negotiated in good faith and acceptable to the Debtors and the Backstop Parties. Upon execution of the Backstop, the Debtors shall promptly (and in no event no more than five Business Days thereafter) file a motion seeking authority to enter into the Backstop and pay the fees and expenses associated therewith

New Revolving Credit Facility

•The Plan will provide for a new first-priority RBL credit facility, on terms and conditions reasonably acceptable to the Company and the Participating Noteholders (the “New Revolving Credit Facility”), provided that the collateral shall be substantially all of the assets securing the existing TUSA RBL. Proceeds of the New Revolving Credit Facility will be used to pay down the existing TUSA RBL and for general corporate purposes

Caliber Midstream Services Agreements

•Within three Business Days of the Petition Date, TUSA shall (a) move to reject the Specified Caliber Agreements under section 365 of the Bankruptcy Code and (b) use commercially reasonable efforts to (i) remove and transfer the civil action commenced by Caliber in North Dakota state court on or about May 26, 2016 (the “Caliber

2

Declaratory Judgment Action”) to the Bankruptcy Court and (ii) seek a declaratory judgment that any “dedications” set forth in the Specified Caliber Contracts do not constitute real covenants that “run with the land,” under North Dakota law. Whether the Caliber Declaratory Judgment Action is successfully removed and transferred to the Bankruptcy Court or not, TUSA shall use its commercially reasonable efforts to defend such action and obtain a declaratory judgment from the presiding court that the “dedications” set forth in the Specified Caliber Contracts do not constitute real covenants and do not otherwise “run with the land” under North Dakota law

•The entry of a final, unstayed order or judgment granting the relief described in the foregoing sentence, or a consensual settlement   acceptable to TUSA and the Required Participating Noteholders, shall be a condition precedent to confirmation of the Plan

•Caliber shall receive a general unsecured claim on account of the rejection of the Specified Caliber Contracts (the “Caliber Rejection Damages Claim”), or such other treatment as agreed to by the Company, the Required Participating Noteholders and approved by the Bankruptcy Court

Other

•The PSA and other Restructuring documentation and materials shall contain all customary terms otherwise reasonably acceptable to the Company and the Required Participating Noteholders

•The Debtors shall use their commercially reasonable best efforts to effectuate the terms and conditions of the Restructuring in a tax efficient manner reasonably satisfactory to the Required Participating Noteholders

•The Plan shall provide that each holder of an allowed claim shall have the option to apply such holder’s pro rata share of consideration under the Plan to satisfy outstanding principal of, or accrued interest on, its allowed claim, as such allocation is determined by such holder in its sole discretion; provided,  however, that such election shall not affect the total consideration distributable to such holder

•Plan will include a convenience class for general unsecured claims less than $[•]; convenience class claims shall be paid in full in cash on the Effective Date

•Holders of allowed general unsecured claims (“Allowed General Unsecured Claims”) shall receive their pro rata share of New TUSA Common Stock

•The MIP for the management of reorganized TUSA shall provide for compensation comprised of cash and securities. The terms of the MIP shall be negotiated in good faith among the Companies and the Participating Noteholders and shall be set forth in a term sheet, which, once accepted by the Companies and the Participating Noteholders, shall be appended to, and made part of, the PSA or the Plan. The term sheet shall provide that, as soon as commercially

3

practicable following such time as TUSA is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), TUSA shall use its commercially reasonable efforts to file and have declared effective a registration statement on Form S-8, which may include a resale prospectus, covering any securities to be issued under the MIP

•Governance of reorganized TUSA to be negotiated among the Company and the Participating Noteholders (see “Governance of Reorganized TUSA” below)

Governance of Reorganized TUSA

In connection with the Restructuring, the Company and the Participating Noteholders (and any other necessary or appropriate parties) shall enter into a Shareholders Agreement providing for the following terms. The Shareholders Agreement shall terminate if and when the New TUSA Common Stock is listed on a recognized U.S. stock exchange.

•Certain customary “Fundamental Matters” to be subject to the approval of the Participating Noteholders, or, if the Participating Noteholders collectively have appointed the majority of the directors of the New TUSA Board, the New TUSA Board, including, but not limited to, the following actions by the Company: amend Company charter or bylaws; acquire, merge, consolidate or transact with respect to the business or assets of another (including assumed liabilities) in excess of $[•]mm; sell, lease, transfer or dispose of assets in excess of $[•]mm; enter into other line of business; settle any litigation, other than (i) where amount in controversy is less than $[•]mm or (ii) the terms do not include an admission of liability or impose any nonmonetary obligation on the Company; dissolve, wind up, liquidate, declare bankruptcy or similar acts; undertake equity recapitalizations or other changes to terms of the Company’s capital stock; enter into, modify, amend or waive rights under material contracts or leases; make or commit to capital expenditures in excess of $[•]mm, other than as has been approved by a majority of the New TUSA Board; pay dividends or distributions; issue or redeem equity (other than pursuant to the MIP); incur, assume or guaranty indebtedness in excess of $[•]mm; enter into affiliate transactions; selection, termination or removal of the CEO; appoint or remove the independent auditors or reserve engineers of the Company

•[•] Directors of the initial New TUSA Board will be appointed by the Participating Noteholders and one will be the CEO, with the total number of Directors not to exceed [•]; any quorum of the initial New TUSA Board to require at least [one] Participating Noteholder-appointed Director

•Audit and Compensation Committees of the New TUSA Board to include at least [one] Participating Noteholder-appointed Director

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•Where reasonably practicable, advance notice of press releases or other public communications which refer to any Participating Noteholder

•Access to financial information, including: (i) annual GAAP financial statements within [90] days of year end; and (ii) quarterly GAAP financial statements within [45] days of quarter end

•Customary general access rights to information and management

•Waiver of stockholder fiduciary duties or corporate opportunities

•TUSA and the Participating Noteholders shall enter into a customary Registration Rights Agreement, reflecting the terms set forth in the immediately following two bullet points:

oTUSA to grant to each Participating Noteholder demand (including for an underwritten offering and for a resale shelf) and piggyback registration rights in respect of its New TUSA Common Stock (a) at any time prior to New TUSA Common Stock being listed on the NYSE, Nasdaq or NYSE MKT, and (b) thereafter, to the extent that its New TUSA Common Stock constitutes “control securities” or “restricted securities” that may not be sold without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act of 1933 or otherwise; such registration rights to be subject to customary limitations, including, without limitation, blackout and suspension periods, cut-backs and holdback periods and, in the case of a demand registration, a limitation on the number of demands, a minimum ownership threshold for the requesting holders, a grace period after the emergence date before which a demand can be requested or a registration statement will be required to be declared effective, and a limitation on resale shelf demands if TUSA is not then Form S-3 eligible

oTUSA to also agree to use its commercially reasonable efforts (i) to have the New TUSA Common Stock quoted on one of the OTC markets as soon as practicable following the emergence date, and (ii) following such time that the applicable listing standards of the NYSE, Nasdaq or NYSE MKT are satisfied or waived with respect to the New TUSA Common Stock, or in connection with the first registered public offering of New TUSA Common Stock (other than on Form S-8) following which the condition at the end of this sentence can be met (or, if the condition at the end of this sentence cannot then be met, the next subsequent registered public offering of New TUSA Common Stock (other than on Form S-8) following which such condition can then be met), to register the New TUSA Common Stock under Section 12(b) of the Exchange Act and to list the New TUSA Common Stock on such stock exchange if the applicable listing standards may then be met or waived.

5

Exhibit B

Joinder

To be attached